UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 14, 2026

MYSEUM.AI, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-40729	47-2502264
(State or other jurisdiction of incorporation)	(Commission File Number)	(I. R. S. Employer Identification No.)

65 Church Street, Suite 230

New Brunswick, NJ 08901

(Address of principal executive offices, including ZIP code)

(732) 374-3529

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
Common Stock, $0.0001 par value	MYSE	The Nasdaq Stock Market LLC
Series A Warrants, each warrant exercisable for one share of Common Stock at an exercise price of $49.80	MYSEW	The Nasdaq Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

Myseum.AI, Inc. (the “Company”) has prepared presentation materials (the “Presentation Materials”) that management intends to use from time to time on and after May 14, 2026, in presentations about the Company’s operations and performance. The Presentation Materials are filed as Exhibit 99.1 to this Current Report on Form 8-K.

The information contained in the Presentation Materials is summary information that should be considered within the context of the Company’s filings with the Securities and Exchange Commission (the “SEC”) and other public announcements that the Company may make by press release or otherwise from time to time. The Presentation Materials speak as of the date of this Current Report on Form 8-K. While the Company may elect to update the Presentation Materials in the future or reflect events and circumstances occurring or existing after the date of this Current Report on Form 8-K, the Company specifically disclaims any obligation to do so.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit
99.1	Presentation Materials
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 14, 2026	MYSEUM.AI, INC.

/s/ Darin Myman
Darin Myman
Chief Executive Officer

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